Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Chemung Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt Securities	Debt Securities of Chemung Financial Corporation (“Company”)	(1)	(1)	(1)	(1)	(1)	(1)
	Equity	Common Stock, $0.01 par value, of Company	(1)	(1)	(1)	(1)	(1)	(1)
	Other	Warrants of Company (2)	(1)	(1)	(1)	(1)	(1)	(1)
	Other	Purchase Contracts of Company (3)	(1)	(1)	(1)	(1)	(1)	(1)
	Other	Units of Company (4)	(1)	(1)	(1)	(1)	(1)	(1)
	Other	Subscription Rights of Company	(1)	(1)	(1)	(1)	(1)	(1)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(1)	$75,000,000	0.0001102	$8,265
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts							(1)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$6,490 (5)
	Net Fee Due							$1,775

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Company	S-3	333-237854	April 27, 2020		$6,490	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$50,000,000
Fee Offset Sources	Company	S-3	333-237854		April 27, 2020						$6,490 (5)

(1) Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, with an aggregate initial offering price up to $75,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2) Warrants may be sold separately or together with our debt securities or common stock. Includes an indeterminate number of our debt securities or shares of common stock to be issuable upon the exercise of warrants for such securities.

(3) Includes an indeterminate number of our common stock or debt securities that we may be obligated to sell or purchase from the holders at a future date or future dates.

(4) Such indeterminate number of units as may, from time to time, be issued at indeterminate prices, each representing ownership of one or more of the securities described herein, which may or may not be separable from one another.

(5) A filing fee of $6,490 was paid with respect to $50,000,000 aggregate offering amount of securities that were previously registered pursuant to registration statement No. 333-237854, initially filed by the Company on April 27, 2020 and declared effective on May 7, 2020 (the “2020 Registration Statement”). Under the 2020 Registration Statement, the Company registered an aggregate amount of $50,000,000 of securities and paid an aggregate filing fee of $6,490 (calculated at the rate in effect at the time the 2020 Registration Statement was filed). Of the $50,000,000 of securities registered under the 2020 Registration Statement, all $50,000,000 were unissued and are hereby deregistered. Accordingly, pursuant to Rule 457(p) under the Securities Act, the Company is entitled to offset, against any filing fee due under this registration statement, $6,490 of the filing fee paid with respect to the unissued securities under the 2020 Registration Statement.